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FINAL TRANSCRIPT
Thomson StreetEvents(SM)
RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
Event Date/Time: Oct. 03. 2005 / 10:00AM ET

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
CORPORATE PARTICIPANTS
Jim Gruskin
R.H. Donnelley Corporation — EVP Finance
Dave Swanson
R.H. Donnelley Corporation — Chairman and CEO
George Burnett
Dex Media, Inc. — President and CEO
Steve Blondy
R.H. Donnelley Corporation — SVP and CFO
CONFERENCE CALL PARTICIPANTS
Mark Bacurin
Robert W. Baird — Analyst
Paul Ginocchio
Deutsche Bank — Analyst
Peter Appert
Goldman Sachs — Analyst
Karl Choi
Merrill Lynch — Analyst
David Welk
Brahmin (ph) Capital — Analyst
Stephen Weiss
Banc of America — Analyst
James Sarbo
AGF Funds — Analyst
Steve Plen
Morgan Stanley — Analyst
Fred Searby
JP Morgan Securities — Analyst
Douglas Arthur
Morgan Stanley — Analyst
Cheri Cho
Goldman Sachs — Analyst
PRESENTATION
Operator
Good morning, ladies and gentlemen. Welcome to into the conference call to discuss R.H. Donnelley’s transaction with Dex Media. At this time all participants are in a listen-only mode. Later we will conduct a question-and-answer session and instructions will be given at that time. Please note that today’s teleconference call is being recorded as well as Webcast live over R.H. Donnelley’s website at www.rhd.com. I would now like to turn the call over to Jim Gruskin. Mr. Gruskin, you may begin.

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
Jim Gruskin - R.H. Donnelley Corporation — EVP Finance
Thank you and good morning, everyone. I’m Jim Gruskin, EVP-Finance at R.H. Donnelley; and on the call today are Dave Swanson, Chairman and Chief Executive Officer of R.H. Donnelley; Steve Blondy, Senior Vice President and Chief Financial Officer of R.H. Donnelley; George Burnett, President and Chief Executive Officer of Dex Media; and Scott Pomeroy, Senior Vice President of Finance at Dex Media.
Before we start I would direct you to the press release issued earlier this morning and the related presentation available on R.H. Donnelley’s website at www.rhd.com and Dex Media’s website at www.dexmedia.com. Please take a moment to review the Safe Harbor language in the press release and on the first slide of that presentation. Now I’d like to turn the call over to Dave Swanson.

Dave Swanson - R.H. Donnelley Corporation — Chairman and CEO
Thank you, Jim, and good morning, everyone. Well, this is a pretty big day for both George and I as well as all the great people at R.H. Donnelley and Dex Media. We have long thought that there was tremendous industrial logic in combining our two great Companies; and we are delighted to be able to discuss with you today our agreement to join forces, making this a vision come true.
Our two Companies fit together extremely well, with highly complementary geographies, cultures, and competencies. This transaction will unite Dex’s online leadership and marketing innovation prowess with Donnelley’s excellence in sales and marketing execution, and will form the third largest and most profitable directory publisher in the U.S.
The significantly larger scale created by the combination and the outstanding growth markets we enjoy will create a more powerful operating platform from which to drive future growth, particularly with respect to online local commercial search products and services. Both George and I want to spend some more time today telling you about the exciting potential of the combined Company. But before I do that let me briefly review the terms of the transaction. If you would care to follow along with the slide deck that was provided on both RHD and Dex’s Internet sites, I would direct you to the slide 3, labeled Transaction Summary.
R.H. Donnelley is acquiring Dex Media in a cash and stock transaction valued at $4.2 billion. Upon closing, current Dex shareholders will own 53% of the combined Company, and holders of currently outstanding R.H. Donnelley stock will own 47%. Dex CEO George Burnett, who I’m delighted is accompanying me on today’s call, will become the Company’s Chairman. I will be Chief Executive Officer. Peter McDonald of R.H. Donnelley will be Chief Operating Officer, and Steve Blondy of R.H. Donnelley will be Chief Financial Officer.
Our combined Company will have approximately 4,500 employees and we will round out the management team with the finest people from both organizations. Both George and I are very proud of our management teams, and combining them will create a team unrivaled in our industry.
The Board of Directors will consist of 13 members. Seven will be appointed by Donnelley, including myself, and six will be appointed by Dex, including George. Both the Carlyle Group and Welsh, Carson, Anderson & Stowe, who collectively own approximately 52% of Dex, have agreed to vote in favor of the transaction and will each appoint one of the six Dex-appointed directors to the Board.
To help complete the transaction, J.P. Morgan has provided committed financing of up to $10.4 billion. Importantly, we expect the combination to generate around $50 million of annualized pretax synergies by year three of the combination. We expect the transaction to close in the first quarter of 2006, subject to shareholder and regulatory approval.

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
Turning to slide 4 of the deck, as I said in my opening remarks, this transaction has a lot of industrial logic to it, and it really makes a tremendous amount of sense from both a strategic and an operating perspective. First, we believe the benefits of scale will become more important as our business model evolves and will be a critical driver of value creation and growth. It will allow us to leverage our fixed costs over a larger business, and this gets more important as we invest in additional media platforms like online and wireless search.
Our coast-to-coast reach and excellent growth markets also make our products a more attractive media buy for national advertisers. The expanded footprint further diversifies our risk to any particular region or market; and most importantly, we believe our new size gives us significant new opportunities to seek and negotiate agreements with online search players, wireless carriers, and of course our supply chain vendors and suppliers.
The second reason why we did this is the complementary nature of these two Companies and their markets. Dex is well known throughout the industry for their innovative marketing expertise and success in developing excellent online products, while R.H. Donnelley has a great reputation for sales and operating execution who will leverage these complementary strengths to create a best-practices operating model that will accelerate growth and the creation of long-term, sustainable shareholder value. In addition, we won’t suffer any material market leakage as there are almost no geographic overlaps between our two Companies.
Finally, a very important component from an integration risk perspective is that we utilize a common IT infrastructure that will facilitate getting our Company to a one-system environment over time, very similar to the situation we had with the Sprint publishing integration.
The third reason we did this is the attractive financial characteristics. While Steve will discuss the financial aspects of the transaction in more detail, let me give you just a couple of the highlights. You’ve heard us comment many times that we focus heavily on cash and cash flow in managing this business. This transaction significantly enhances our free cash flow to drive shareholder value through delevering. Additionally, both R.H. Donnelley and Dex maintain attractive tax assets, with a combined annual cash tax savings of up to $250 million. While we’ve not formally begun an integration process, we are very confident, as I mentioned, that we will find synergy cost savings that grow to $50 million in 2008, assuming that we close in early 2006.
If you look at the chart on slide 5, you see that the new Company will become the nation’s third largest yellow page publisher, behind SBC and Verizon and ahead of BellSouth. Turning to slide 6, you more clearly see how the transaction expands our footprint, diversifies our markets, and transforms R.H. Donnelley from operating in geographically dispersed market across 19 states into a major coast-to-coast yellow pages and directional media company in 28 states.
On a combined basis we will publish over 600 white and yellow pages directories; circulate 73 million directories annually, and growing as that number doesn’t even include the 8 million or so of the Dex Plus books that they’ve entered into the market. We will have over 660,000 advertisers. We will have more than 1,800 sales consultants calling on small and medium-sized businesses across the Company. And we will be strategically positioned as the incumbent provider in eight of the top 40 MSAs in some of the most attractive and rapidly growing markets in the U.S.
Now I’d like to turn it over to George Burnett.

George Burnett - Dex Media, Inc. — President and CEO
Thank you, Dave, and good morning, everyone. You know, this is a very exciting day for Dex Media; and frankly I’m personally excited at the prospect of becoming Chairman of this combined Company. You know, Dave and I have talked about this combination over several months, and in those conversations and in the due diligence that both sides have done, I think one thing has been absolutely striking to both of us.

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
First is the complementary strengths that Dex and RHD have and how, by combining those strengths together, we can become a better Company going forward. And as Dave just mentioned, the absolutely complementary markets that we enjoy, some of the fastest-growing markets in the nation today. I believe that Dex can bring innovative new products and marketing expertise to the combined Company, and of course, Dave and my’s mission is always to create more growth and greater value going forward for our shareholders.
If I could direct you to page 8, some background, particularly for people who maybe follow RHD and not so much Dex, talking about our online position. Dex has enjoyed a growing share of a growing market in the local search business over the last six quarters. In fact, we have grown nearly 11 share points and widened our lead versus the second-leading portal in local search, Yahoo, in our 14-state region. In fact, our absolute amount of usage has grown 190% in six quarters, and we are very proud of that accomplishment.
In addition, we have twice the reach of SuperPages and 40 times the reach of Yellow Book in our 14-state region, and we have greater reach than all the major portals. This is a foundation upon which we have been able to grow our IYP revenue. These are products we believe we can bring and capabilities we can bring to the combined entity.
If I direct you to page 9, you will also be familiar, if you know the Dex story, that we have been extending our reach and bundling our products between the Internet and print. In fact, we call it the Dex Ad Network (ph). Between our relationships with Google, Yahoo, Switchboard, and the substantial presence we have in DexOnline, we now deliver 60% of the in-region searches. Of course this is an opportunity for us to monetize this kind of reach and the value we create for advertisers going forward. As I have mentioned on other calls, we’re in ongoing discussions with all the major portals and search engines. We believe partnerships with these players is an important strategy going forward.
If I can direct you to page 10, let me just talk a little bit more broadly about some strategies that we will help bring to the new Company. First, as you know, we have core print product, including our competitive product Plus; DexOnline in a growing number one position in our territory; extended distribution agreements with some of the major portals in our space; our search engine marketing product, Dex Web Clicks, which we have told you previously has exceeded our expectations for the first two quarters of its 14-state rollout; and of course as Dave and I have discussed on several occasions, this is only the beginning for a directional media company. We have to think about wireless data. We have to think about broadband, satellite, and cable. We have to think about voice interactive products as our content, the content of our advertisers, gets increasingly distributed over multiple platforms, creating more value for consumers and of course more value for advertisers.
The media business is pretty simple. I see Dave nodding up-and-down right across over there; he is even smiling. Increased distribution always drives increased usage; and increased usage drives increased revenue; and revenue is the base on which we drive shareholder value.
On page 11 one of the things that Dave has been very complimentary of Dex on, and we certainly appreciate it, is some of the innovative products we bring beyond the area of the Internet. We’ve done a lot of things in terms of features of the book. For people who follow me, they will groan at this statement, but I have continually said that there are no mature products; there are only unimaginative managers. We have brought in a lot of new products to the core print book. When you combined with the kind of sales execution and marketing that we’ve seen out of the RHD Company, we think there’s tremendous opportunity in this area.
As you see on page 11, things from ink jet edge to tip-ons to, in fact, new innovative products in the white pages. Of course our Dex Plus product we think provides a new competitive value proposition in the marketplace. We think that has some applicability in broader geography than even we’ve introduced within the Dex territory. Of course we all live in a market of increasing diversity, and we see new initiatives in the area of Spanish yellow pages, which are just starting to take hold in the market.
All in all, we see distribution in this business as becoming multiplatform, multitype, driving more distribution, usage, and value to the consumer. With that, what I’d like to do is turn it over to Steve Blondy, Chief Financial Officer.

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
Thank you, George, and good morning, everyone. First, I’ll review the transaction terms and valuation metrics. Next, I’ll summarize our financing package and the pro forma impact of the deal. Then I will briefly describe our anticipated synergies. And last I will highlight the tremendous ongoing tax benefits.
Consideration for each share of Dex stock will be $12.30 in cash, and approximately 0.24 shares of RHD stock, or a total cash of $1.85 billion and 36.4 million RHD shares issued. We will also assume approximately $5.3 billion of Dex’s outstanding debt at closing. Total enterprise value to be paid of $9.5 billion represents 9.7 times EBITDA after $50 million of target synergies. This compares to our EBITDA multiple of 9.8 times prior to the September 21st Wall Street Journal article, and 9.7 times last Friday’s close. We also expect this transaction would be about $1.00 or 11% accretive to pro forma free cash flow per share in 2005.
Dex’s financial sponsors, Carlyle and Welsh Carson, have agreed to vote in favor of the transaction. They will each own approximately 12.5% of our common stock post closing, together about the same percent that Goldman Sachs held after the Sprint deal. As foreshadowed on our second-quarter earnings call we have also agreed to repurchase our remaining preferred stock from Goldman. The preferred is convertible into approximately 5.2 million common shares; and Goldman will continue to hold 1.65 million warrants and has agreed to vote in favor of the transaction.
JP Morgan has committed to underwrite financing of $10.4 billion, including $2.3 billion of new transaction debt, plus backstops for the various credit agreements and any bonds that might be put in connection with the change of control. Combined pro forma leverage will be 7.0 times at closing, with our target of mid-5 times within reach by 2008.
Our stable revenue growth, our high EBITDA margins, and our outstanding free cash flow conversion will continue to enable us to deliver shareholder value through delevering. Pro forma revenue of $2.7 billion and pro forma EBITDA of $1.5 billion dramatically enhance our footprint and the economies that accompany scale. We expect to incur aggregate onetime costs to achieve synergies of $75 million in 2006 and 2007. By 2008 we expect to achieve run-rate annual cost synergies of $50 million from lower general and administrative expenses, IT efficiencies, and other cost reductions achieved from our increased purchasing power and operating leverage.
We will also continue to benefit from annual cash deductions of approximately $200 million from tax step-ups acquired in the Sprint and SBC deals, in addition to another $440 million of annual tax deductions from Dex. These cash tax savings provides enormous intangible value to our shareholders. Now I will turn the call back over to Dave.

Dave Swanson - R.H. Donnelley Corporation — Chairman and CEO
Thanks, Steve. Let me wrap up by once again reiterating the reasons why this combination was so compelling. First, the increased scale will better position the Company to drive shareholder value, particularly as online products and services become a larger part of our marketing solutions for small and medium-sized businesses. Second, no two incumbent publishers are a better fit when it comes to strengths, markets, and culture.
Third, we strongly believe this combination enhances our online strategies long-term and growth from online products near-term. Finally, as Steve pointed out, it has attractive financial characteristics and will position R.H. Donnelley as the only publicly-traded U.S. incumbent yellow pages and local search company. We will now take your questions.

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
QUESTIONS AND ANSWERS
Operator

(OPERATOR INSTRUCTIONS) Mark Bacurin of Robert W. Baird.

Mark Bacurin - Robert W. Baird — Analyst
Congratulations. A couple questions, I guess. Steve, maybe you can comment on this. You talked about $75 million of upfront cost in ‘06 and ‘07 to achieve these $50 million of synergies. Where does that show up in terms of CapEx versus OpEx? How should we be thinking about that in terms of modeling?

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
Good morning; thanks for joining us. It is really not clear yet how we’re going to account for those various costs. I will also tell you that the level of precision that I’m sure you are looking for, and many other folks on the call today would be looking for, is just not available at this point.
What we have done is we’ve looked at the previous transactions that we’ve accomplished, and looked at the synergies in the Sprint situation in particular, and made estimates based on the cost to achieve those synergies relative to the synergies achievable. So please don’t assume a level of precision to that $75 million number and as far as how it’s going to be accounted for until we provide further guidance for 2006 later this year.

Mark Bacurin - Robert W. Baird — Analyst
Is it fair — I’m assuming this, since it’s not an asset purchase, we are not going to have all the pro forma reconciliations that we’ve historically had with you’re transactions. But it —

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
Unfortunately, Mark, I think that is not the case. I suspect that we’re going to have the same kind of pro forma purchase accounting reconciliations. But bear with us; we will provide the same sort of adjusted numbers so that you’ll be able to see what is going on. We will try our best to answer your questions. Unfortunately that may mean that we’ve got a lot of schedules to our press releases.

Mark Bacurin - Robert W. Baird — Analyst
Okay. So it is not fair to assume, then, that the excess purchase price will be all assigned to goodwill and that from a GAAP reporting standpoint we won’t see incremental D&A. It sounds like there will probably be some incremental asset allocation changes.

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
I think that is probably right. Under purchase accounting we’re going to have to adopt a new purchase price and allocate new purchase price to different asset classes. That is right. But I guess what I was referring to as well, Mark, is that at least as far as I understand we will be precluded from being able to recognize for GAAP purposes revenue associated with any of the Dex directories for periods prior to the closing.

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
Mark Bacurin - Robert W. Baird — Analyst
Okay, so it will be similar to the past transactions in that stand. Could you comment, and again this may be better for George, but the existing nature of the portal relationships that you guys have? And what expected opportunities are, I guess, now with a much larger footprint and the negotiating leverage you maybe have now with some of those larger portals?

George Burnett - Dex Media, Inc. — President and CEO
Sure, Mark; nice to meet you, first of all. Let me just give you a brief snapshot of our portal relationships. They really come in two flavors. First is that we have really a digitized database of really the content in our books from our display and portal ads. We in a sense trade that on a non-cash basis with portals like Google Local and Yahoo! Local.
What we’re really doing there is exchanging access to our advertisers’ content in order to drive the relevancy of the results when you query for a plumber in Denver, for example, that those results will show up. Really think of it as we are giving the portal access to our content and we’re generating reach for our advertisers. We are working now at a number of tests of how to monetize that reach, either back to our bundle in greater value or even through direct monetization in pricing.
The other flavor is that we buy traffic from people like Yahoo! Yellow Pages. This is a cash-based transaction and for that we get exclusivity for yellow pages publishers in our 14-state territory, where we literally buy priority placement on behalf of our advertisers, and then look at different ways to monetize that back to the advertiser directly. That is really the kind of two flavors of the relationships that we have.
All of those deals in a sense are fully operationalized now within the Dex territory. So our content is being searched every day on Google, Yahoo!, and InfoSpace Switchboard. We think there is an opportunity, frankly, from just a straight geographic perspective to expand the access of that relationship, as we have talked to Dave, Steve, and the operating folks at RHD about creating content-based databases and extending these relationships to a broader geography than we currently have.
Again, it is early days. It is Day Zero here. But we think that the product has had tremendous consumer acceptance and we think that consumer acceptance is more applicable — is applicable beyond our current geography.

Mark Bacurin - Robert W. Baird — Analyst
So if I understand you correctly, you already monetized the relationship from the advertiser side; and now it’s a function of getting Yahoo! and Google to somehow monetize a portion of that traffic flow that you are providing to them as well.

George Burnett - Dex Media, Inc. — President and CEO
No, actually what we do is we help them generate traffic by giving them more relevant results, because they use our data. We have the monetization opportunity through what is important, and Dave talked about, which is our real strategic advantage in our channel that talks to now, in the case of the combined Company, 650,000-plus small and medium-sized enterprises. So we are the content provider and we are the monetization channel; they are really the aggregator of traffic and brand on the Internet.

Mark Bacurin - Robert W. Baird — Analyst
Just final, Steve, the 7 3/4 cost of debt, I think you put in as an assumption on this deal, you feel pretty good about that? Should we also assume the same amount for the incremental debt to cash in the Goldman preferred as well?

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
Yes, that 7 3/4 is meant to include the entire amount of new transaction debt, Mark. Look, financial markets are sometimes fickle. We are in a rising interest rate environment. I think we’ve got a little bit of cushion baked into that number. But we are being a little bit cautious, because the financing is not completed yet. We’ve got a lot of securities to sell. So I think it is a reliable number. I’m hoping we can get it done inside that. But I wanted to make sure that we kind of underpromise a little bit here.

Mark Bacurin - Robert W. Baird — Analyst
Great. I’m sorry, just one more quick one. What are the major regulatory hurdles on this?

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
It’s really Hart-Scott.

Mark Bacurin - Robert W. Baird — Analyst
Great, thanks.

Operator
Paul Ginocchio, Deutsche Bank.

Paul Ginocchio - Deutsche Bank — Analyst
Just two quick questions. First, maybe discuss what you are going to do with the brands. Is there any money, that 75 million you are talking about, is that to rebrand anything?
Second, Dave, managing the unions of Dex, obviously probably not as easy as it’s been with SBC and Sprint. Can you just comment on that as well? Thanks.

Dave Swanson - R.H. Donnelley Corporation — Chairman and CEO
On the brand, it is like it will be transparent to the marketplace. Dex Media has tremendous brand equity in their markets. So I think the way to think about it is R.H. Donnelley is almost a portfolio company that manages these different and leverages these different brand relationships in the marketplaces.
As it relates to the unions we had obviously a lot of discussion around that, both with the Dex team and internally. Just as a reminder, Paul, Peter McDonald, our COO, has a great deal of experience as well in managing in union environments. We think given (indiscernible) the bargaining agreements that Dex has in place and kind of the knowledge and bandwidth of the management teams, we are comfortable.

Paul Ginocchio - Deutsche Bank — Analyst
Great. Just a follow-up on how do you — I guess you have three different brands in your different markets. How do you match it up to the online? Have you thought about that as well? Thanks.

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
Dave Swanson - R.H. Donnelley Corporation — Chairman and CEO
That one is a little more complicated. George and I have begun talking about it, but we are not prepared to discuss any solutions. For the time being we will be operating as we are today, but looking for ways very quickly to utilize the Dex platform. There is some real advantages there.

Paul Ginocchio - Deutsche Bank — Analyst
Great. Thanks very much.

George Burnett - Dex Media, Inc. — President and CEO
Paul, I’m going to jump in with Dave here. I think that he made an extremely important point at the end. While we think about what our URL strategy going forward is, I think we are pretty convinced we have a set of products and capabilities that can extend to broader geography irrespective of the URL. So think about the fact that we might, at least at the beginning, have multiple URLs across multiple geographies; but have a certain comment set of capabilities and products that we can sell to our advertisers.
Of course the one that we have done very well on this year so far, Dex Web Clicks, is obviously not URL-dependent. So I think all of that portends well for us.

Paul Ginocchio - Deutsche Bank — Analyst
If I could just do a final follow-up, George, are SME Global and Interland, are they — do they have the capability to manage the bigger relationship?

George Burnett - Dex Media, Inc. — President and CEO
Paul is referring, everybody, to the two providers that provide our functionality around Web Click, SME Global Services and Interland. They provide really the backroom for our Web Clicks product. The answer is, they have been scaling pretty rapidly to handle the demand that we’ve seen in our first two quarters. We think that we’ve got a lot of the operational scalability questions under control for the Dex territory. I think they will both see this as an opportunity.

Paul Ginocchio - Deutsche Bank — Analyst
Great, thanks very much.

Operator
Peter Appert, Goldman Sachs.

Peter Appert - Goldman Sachs — Analyst
Steve, do you have a sense yet on the structure of the debt in terms of the various maturities you will be looking at and the components that way? Is there sufficient flexibility to repay some of this fairly expensive existing Dex debt?

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
Steve Blondy - R.H. Donnelley Corporation — SVP and CFO

Peter, we were kidding around that the reason that we’re doing this is so that we can get you guys to pick up coverage.

Peter Appert - Goldman Sachs — Analyst
There you go.

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
Seriously, though, we have got a fully underwritten financing commitment from JP Morgan. While we have some preliminary thoughts about kind of where, kind of which entities the debt would be placed — we’ve got existing credit agreement and restricted payments arrangements that we need to navigate — I think we need to maintain a fair amount of flexibility to make sure that we are able to finance this in the most efficient financial market that makes itself available during the time that we are out trying to raise the funds. That is going to take place over the course of the next two or three months here.
As far as the high-cost debt, I think we do have that opportunity. I know that both we and Dex have relatively high-cost debt in our capital structure that is callable for the first time a year from now. We are looking at the possibility that we might try to refinance that sooner than a year from now. That should just be gravy in terms of the economic benefits to the combined enterprise.

Peter Appert - Goldman Sachs — Analyst
So not part of the assumption currently.

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
Not at all.

Peter Appert - Goldman Sachs — Analyst
Great. Secondly, unrelated to this, Dave, I think you have perhaps expressed some skepticism in the past about the component of the DexOnline strategy that has involved sharing content with the portals. Has your point of view changed on that?

Dave Swanson - R.H. Donnelley Corporation — Chairman and CEO
Peter, I knew that I wasn’t going to get through this call without somebody bringing that up. You know, George, has been very persuasive in articulating his strategy and why to me. As I think I’ve been somewhat skeptical, but always kind of adopted the never-say-never, and I had an open mind about it.
I’ve gotten much more comfortable with that as a strategy, particularly as I’ve seen how in the same strategy Dex has been able to build such tremendous usage to their proprietary product. So the answer is, yes; I’ve gotten much more comfortable with that and it will likely be a part of our ongoing strategy.

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
Peter Appert - Goldman Sachs — Analyst
Great. Thanks very much.

George Burnett - Dex Media, Inc. — President and CEO
Also, Peter, interestingly enough, in this due diligence process we’ve learned a tremendous amount. We think that RHD’s strategy in terms of charging for replica ads was surprisingly effective, and we didn’t really fully understand that. So there are aspects of that strategy we can take going forward in terms of charging for new products that we had in our current product pipeline that might be terribly effective.
So when you do a combination like this, if you can to some extent check your ego at the door and say, look, what is really the best practices of both firms, and take that going forward, you really advantage all concerned. I think Dave, I, Steve, Scott, who is here, we’ve talked a lot about doing that. I think that that will absolutely be our philosophy going forward.

Peter Appert - Goldman Sachs — Analyst
Great. Then, apologies for not knowing this, does R.H. Donnelley have a similar product to the Dex Plus offering?

Dave Swanson - R.H. Donnelley Corporation — Chairman and CEO
We do have a very few of these mini directories. Not nearly — we haven’t leveraged that strategy nearly to the extent that Dex has. But we look at that stuff on a market by market basis. It is again one of the things that we think Dex has been very effective with and that we will be taking a much closer look at going forward.

Peter Appert - Goldman Sachs — Analyst
Great. Thanks very much.

Operator
Karl Choi of Merrill Lynch.

Karl Choi - Merrill Lynch — Analyst
Just a few sort of housekeeping items. One, is there a breakup fee associated with this transaction? Two, is there any ability or any restriction on the ability of the sponsors to sell R.H. Donnelley shares?

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
The merger agreement that we signed will be filed as a public document shortly; I am not sure what the timing of that is. There is a breakup fee. The formula is a little bit complex to go into on this call, depending on the circumstance under which there was a termination. But they’re definitely is a breakup fee.
As far as your second question about sponsors’ ability to sell our shares, I presume you are talking about post closing.

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
Karl Choi - Merrill Lynch — Analyst
Correct, yes.

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
There is a blackout provision for three months after closing; and we have agreed to demand registration rights over the course of the next couple of years to allow them to exit in an orderly way.

Karl Choi - Merrill Lynch — Analyst
Last question is, I noticed in the slides that you mentioned that there are some differences in accounting policies between Dex and R.H. Donnelley; so that their guidance as far as EBITDA is a little bit less actually. I just wonder if you can comment at little bit on what exactly we are talking about there.

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
We deliberately did not provide those details, because it’s a level of specificity which kind of implies there is more specificity than we can kind of get into. But I can give you some categories without giving you the numbers associated with them.

Karl Choi - Merrill Lynch — Analyst
Sure.

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
Number one is that Dex defers and amortizes more expense categories than we do. So we treat — the only things that we defer on our P&L for expense purposes are commissions, print and paper, and initial delivery. Dex actually defers and amortizes a number of other expenses in addition to that. If you are in a kind of a growing cost environment, under our accounting policy that would have an impact on expense recognition. So that is number one.
The second thing I would point out is with respect to pension accounting. The assumptions that we are using for both return on assets and for the discount rate on the liability and the annual benefit obligation, our rates are both somewhat lower than Dex’s. So if you take their plan and you apply our rates you get additional expense. So those are a couple of items that I think you would be able to understand.

Karl Choi - Merrill Lynch — Analyst
Great, thank you.

Operator
David Welk (ph) of Brahmin (ph) Capital.

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call
David Welk - Brahmin (ph) Capital — Analyst
We saw the adjusted free cash flow numbers for the two Companies and the share count. But we’re not sure how to calculate the free cash flow per share. Can you just walk us through what the pro forma combined free cash flow per share is?

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
Hey, Mitch (ph), it is Steve. We did provide you with information on the individual Company’s free cash flow. I think the easiest way to do that is to add the free cash flows together —

David Welk - Brahmin (ph) Capital — Analyst
So that is 860 million? 340 plus 520.

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
Yes, then subtract off an assumption for cash interest in 2005. This is assuming the transaction closed January 1, 2005.

David Welk - Brahmin (ph) Capital — Analyst
How much extra incremental debt is there, roughly?

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
2.3 billion; it’s right there in the press release schedules.

David Welk - Brahmin (ph) Capital — Analyst
Right.

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
2.3 billion. But that is beginning of year debt; and we will have cash flow to repay debt during the year. So I think average incremental debt is going to be somewhat less than that. You apply that 7 3/4 times rate. We are assuming that we’re not going to get any tax savings from it, because we’re not going to be in a cash taxpaying position this year, either Company. Then you divide that by the increased share count on an aggregate basis, both including the new shares issued, the new options assumed, and the preferred stock redeemed.

David Welk - Brahmin (ph) Capital — Analyst
So, just to see if this is conceptually accurate, if you have 2 billion of average debt because of the free cash flow debt paydown, at 8% it’s 160 million of additional interest expense. So the 860 drops to 700 million of free cash flow on 72 million shares. So it is almost $10 a share?

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
You are in the right ballpark, Mitch, as usual.

David Welk - Brahmin (ph) Capital — Analyst
Thank you. Then, so what leverage ratio would you want to get down to before you had discretion with that use of free cash flow?

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
We have said, the last quarter’s call, Mitch, and we have been saying to you guys and to the investors in general, that we are perfectly comfortable in the mid-5s range. So I think that we’re starting off at 7 times; we’re going to want to use all of our cash flow to repay debt.
Actually one thing that is not in the press release, and I guess I should clarify, is that we intend to adopt a different dividend policy based on the same dividend policy that RHD currently has, which is to use all cash flow to repay debt until we get down to our target leverage levels.

David Welk - Brahmin (ph) Capital — Analyst
So at 700 million a year roughly, when would you get down to that 5.5 times, would you say?

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
We are saying by 2008, sometime during 2008.

David Welk - Brahmin (ph) Capital — Analyst
Okay, thank you very much.

Operator
Stephen Weiss of Banc of America.

Stephen Weiss - Banc of America — Analyst
A couple of questions. First, I just wanted to — I’m not sure if you said if there was going to be a change of control triggered at either the Dex or RHD side of things.
Secondly, I wanted to follow up on the capital structure comment. It sounds like you are not sure yet exactly how this capital structure will look. Is that fair to say? I was curious if there was going to be separate silos still for Dex and Donnelley, of if those were going to be combined.

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
Right. Right.

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call

Stephen Weiss - Banc of America — Analyst
Third, if you could just remind us what the restricted payment availability is, Steve, at that recent bond you issued in January, that 6 7/8.

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
Okay, let me try this, Steve. I’m not sure I am going to be able to answer all your questions. But we believe that there is not likely to be a change in control provision on any of the Dex bonds outstanding. But even if there were, they are all trading so far in the money that the put option at 101 is probably unlikely to get triggered.
On the Donnelley, I think there is one tranche of securities which I think is trading around par that might. We certainly have got a backstop for that in the case that we are — in case that the note holders determine that it is a change in control, and that we agree with that determination.
As far as the silos that you are referring to, I think that we are planning to keep that in place for the next year or two until we can rationalize the structure. I think for the time being that is likely to remain in place.
As far as the RP availability on the January bond issue, I’ve got to get back to you on that, Steve, I don’t have that at my fingertips.

Stephen Weiss - Banc of America — Analyst
Okay. Then just going back to the change of control on the Dex side. Is that — with the Board composition flipping your way, that does not trigger it under the Dex bonds?

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
I don’t believe so, Steve. But as I said, we’ve got the financing backstopped so we are perfectly prepared to refinance that if necessary. I presume that if there were any note holders out there that wanted to put at 101 when the bonds are trading at 110 or 115, we’d be glad to take them.

Stephen Weiss - Banc of America — Analyst
No, I know; it only comes into play really on that one flavor, as you said. But we are getting questions on that.
Then just in terms of where you think the 2.3 billion will be placed, will that show up in the merger agreement when that is filed? Or will that be something determined later?

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
I’m sorry; when you say where it will be placed, in terms of the different tranches of debt?

Stephen Weiss - Banc of America — Analyst
Yes, you were asked a question earlier on where that 2.3 billion would maybe show up in the structure. You said you were evaluating it. When the merger agreement is filed, will we have more clarity on that or will that be something —

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
No, that will not be clear when the merger agreement is filed. That is going to be something which, as I said, we are going to have to maintain some flexibility depending on financing market conditions. We have some preliminary ideas about that. There may be a small amount of it within the existing Dex structure. But I think you ought to assume that the lion’s share is going to come from the existing Donnelley structure.

Stephen Weiss - Banc of America — Analyst
Can I follow up with you offline on the restricted payment?

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
I would suggest that you touch base with Jenny Apker, our Treasurer. She is going to be more familiar with those details. I would welcome anybody here to follow up with Jenny if you have got follow-up questions with respect to our restricted payments.

Stephen Weiss - Banc of America — Analyst
Okay. Thank you.

Operator
James Sarbo (ph) of AGF Funds.

James Sarbo - AGF Funds — Analyst
It’s very clear the benefits of the synergy. However, I’m a little — I’m wondering about the logic of paying $1.8 billion to the Dex shareholders. Why was it necessary to dramatically increase debt of the Company?

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
You know, we believe that this industry and these businesses have a tremendous amount of value that we can deliver through the financial leverage that they will support. So that is the primary motivation. Those of you whom I’ve met in the past — and this is Steve — that we’ve talked about in the past, while our stock price has performed quite well over the last three years, we still think that it is a bargain.
So we are trying to find a way, as much as possible, to avoid issuing new shares to the extent that we could. So to the extent that the debt market was available, we decided that was a smart corporate finance move.

James Sarbo - AGF Funds — Analyst
Of course, one alternative would be that you combine the Companies using shares; and then do a dutch auction to increase the debt, so all shareholders have the ability to cash out.

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
Well, we are a publicly traded Company, and our shareholders certainly may avail themselves of trading on the New York Stock Exchange if they want to sell our stock. We think that this is a tremendous opportunity and that the stock price is likely to go up from here. But that is just our point of view. Everybody has to reach their own conclusions, and that is what makes the market.

James Sarbo - AGF Funds — Analyst
Thank you.

Operator
Joe Tibursky (ph) of CSFB.

Dave Swanson - R.H. Donnelley Corporation — Chairman and CEO
Operator, there is nobody there.

Operator
One moment, we will move on to the next participant. Steve Plen (ph) of Morgan Stanley

Steve Plen - Morgan Stanley — Analyst
Most of my questions have been answered. Just a follow-up. Again do you believe that there will be a change in control with regard to the bond indentures at R.H. Donnelley?

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
We think that is a possibility, Steve. But we don’t think that is likely. However, we also have backstop commitments to JP Morgan to ensure that if it is determined that there is a change in control we have the financing available to cover that.

Steve Plen - Morgan Stanley — Analyst
What are some of the issues regarding — is it just a question of the definition, or how do you figure out whether it — ?

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
We think it is pretty clear that there is not likely to be deemed a change in control at Donnelley, but there may be deemed a change in control at Dex based on the pro forma combined ownership. But a lot of our bondholders are very smart guys and might convince us otherwise. So we’ve got an open mind to listen to that, as opposed to saying that we’ve got all the answers.

Steve Plen - Morgan Stanley — Analyst
Okay, I’m sorry; I’m a little confused. So you think there may be some misinterpretation or some differences on Dex, but definitely not on RHD?

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
No, what I am saying is, Steve, we believe that there is a good argument why there is a change in control at Dex for purposes of (technical difficulty) We think there is an argument that there is a change in control at Donnelley because the Dex shareholders will own 53% of the Company after the closing. We think that there is less of a good argument with respect to Dex, because the Dex shareholders will own 53%. But as I say, to the extent that some of our bondholders come up with a reason why there is another interpretation, we are open to listen to that. As I say we’ve got the financing in place to fully backstop that.

Steve Plen - Morgan Stanley — Analyst
Okay, great. Thank you.

Operator
Fred Searby of JP Morgan.

Fred Searby - JP Morgan Securities — Analyst
A couple of my questions have been asked. I guess the dividend and that issue has been addressed. But a question; in the press release you identified 50 million in cost synergies in year three. Cost synergies are obviously the most tangible and easily identifiable. I’m kind of surprised you didn’t say what the cost synergies were for year two or year one. Why year three? Is it going to take two years plus to realize those? Just if you could give me some sense of that.
Then finally, YellowPages.com; maybe we are not there yet on your Internet strategy, but there has been a lot of talk about you guys joining up forces. What are your current thoughts on that? Thank you.

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
I will cover the synergy question, and then I will turn it over to Dave and he can cover on the YPC side. We think that the synergies will start in the first year, but that we won’t get to the $50 million annual amount until 2008. It will build up some in ‘07 — I’m sorry; some in ‘06, more in ‘07, and then the full rate by 2008. I think to be more precise about it at this point would be kind of spurious accuracy, Fred.
So, you can make some assumptions about it and what kind of step function you think is appropriate. If you assume, for example, that it was kind of an even step, divide the 50 by 3 and assume we get one-third of it in the first year, two-thirds of it in the second year, and then we’re at full run rate in the third year. That is probably as good as an assumption as I am going to be able to give you.

Dave Swanson - R.H. Donnelley Corporation — Chairman and CEO
Fred, it is Dave. On the YellowPages.com question, I think the way I’d answer this, first off, we really like Dex’s online strategy and think that there is something very compelling for us to do there. But that said, I just can’t speculate on what other things that we might consider as I guess the new combined Company. So kind of more to follow.

Fred Searby - JP Morgan Securities — Analyst
Thank you, gentlemen.

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call

Operator
Douglas Arthur of Morgan Stanley.

Douglas Arthur - Morgan Stanley — Analyst
Just a couple of technical questions. You talked about keeping the brands separate. Does that also apply to sales force compensation, which I think is somewhat different in the organizations? Is it fair to assume that, because you are both now up on Amdocs, that that transition to a combined platform will be fairly straightforward? Or is that going to take some time as well? Thanks.

Dave Swanson - R.H. Donnelley Corporation — Chairman and CEO
It is Dave. On the comp plans, there is obviously differences. There is a bargained-for plan over there; we’ve got to look into all of that. That will all kind of take place as we go through integration and try to determine that. But it is likely that there will be different plans. We don’t see that as necessarily an issue.
On the Amdocs integration, as you know from the last time we went through that, these things take a lot of time and a lot of planning. While it is a really good thing that, as we contemplate going to one system, that we are both on this platform, because we’ve been through it, we understand extremely well — it’s like how to get those kind of things done. But these take time, they take quite a bit of time. So we will give more information as we have it.

George Burnett - Dex Media, Inc. — President and CEO
You know, I think, Doug, one of the good things in this combination is while I think Donnelley was earlier in going to Amdocs than we were, they are looking to upgrade to a system that’s where we are, or maybe even a little bit ahead, because technology moves so quickly. The fact that we’ve been through 15 months of conversion now, really are on the back end of that, and are really cleaning up the remaining issues, means that we kind of come to this combination with a very modern kind of first generation and very clean system.
We think that, one, having just been through it will help in any plans that we might make on an integration basis. Two, the fact that Dex is not burdened with its old legacy systems, which had nothing to do with Amdocs, is a very big plus in trying to move forward here.

Douglas Arthur - Morgan Stanley — Analyst
Great, thanks.

Operator
Cheri Cho (ph) of Goldman Sachs.

Cheri Cho - Goldman Sachs — Analyst
Hi, this is Cheri Cho of Goldman Sachs; thanks for taking my question. Sorry to belabor the point a little bit. I just wanted to confirm your comments on the one-on-one change in control on the RHD and the debt structures. With respect to the debt structure, is it fair to assume that you believe that the transaction might not trigger a change of control?

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FINAL TRANSCRIPT
Oct. 03. 2005 / 10:00AM, RHD — R.H. Donnelley to Acquire Dex Media Corporation Conference Call

Steve Blondy - R.H. Donnelley Corporation — SVP and CFO
We believe that at Dex it ought not to trigger a change in control, because the Dex holders are going to end up with more than 50% of the combined Company. We think that at Donnelley it is possible that it is deemed a change in control, because the Donnelley holders are going to end up with less than 50% of the combined Company.
As I say, the bonds that we have outstanding have been trading by and large — I think there was one tranche of Dex bonds that may be trading around par; the rest have been trading substantially above par. But to the extent that people want to convince us that there was a change in control and that we ought to buy them back at 101, we’ve got an open mind towards that. We don’t believe we’ve got all the answers. Like I say, our bondholders are smart guys. In any case I think we’ve got the financing commitments in place so that it should not be an impediment to getting this transaction completed.

Cheri Cho - Goldman Sachs — Analyst
Great, thank you.

Dave Swanson - R.H. Donnelley Corporation — Chairman and CEO
I would like to thank everyone on the call today for your interest in our exciting announcement today. Look forward to hearing from us, as we will keep you posted on our further progress. Have a great day.

Operator
Thank you. This does conclude today’s teleconference. You may disconnect your lines at this time and have a wonderful day.

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[INSERT FINAL TRANSCRIPT]
Safe Harbor Provision
Certain statements contained in this press release regarding RHD’s future operating results or performance or business plans or prospects and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “planned,” “estimated,” “potential,” “goal,” “outlook,” and similar expressions, as they relate to RHD or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only RHD’s and Dex’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to RHD and Dex. Accordingly, the statements are subject to significant risks, uncertainties and contingencies which could cause RHD’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements. Such risks, uncertainties and contingencies include, but are not limited to, statements about the benefits of the merger between RHD and Dex, including future financial and operating results, RHD’s plans, objectives, expectations and intentions and other statements that are not historical facts.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the ability to obtain governmental approvals of the merger on the proposed terms and schedule; (2) the failure of RHD and Dex stockholders to approve the merger; (3) the risk that the businesses will not be integrated successfully; (4) the risk that the cost savings and any revenue synergies from the merger may not be fully realized or may take longer to realize than expected; (5) disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and (6) general economic conditions and consumer sentiment in our markets. Additional factors that could cause RHD’s and Dex’s results to differ materially from those described in the forward-looking statements are described in detail in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in RHD’s and Dex’s Annual Reports on Form 10-K for the year ended December 31, 2004, as well as RHD’s and Dex’s other periodic filings with the SEC that are available on the SEC’s internet site (http://www.sec.gov).
Additional Information and Where to Find It
Stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, because it will contain important information. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about RHD and Dex, without charge, at the SEC’s internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to RHD or Dex.
Interests of Participants
The respective directors and executive officers of RHD and Dex and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding RHD’s directors and executive officers is available in its proxy statement filed with the SEC by RHD on March 21, 2005, and information regarding Dex’s directors and executive officers is available in its proxy statement filed with the SEC by Dex on April 20, 2005. Copies of these documents can be obtained, without charge, by directing a request to RHD or Dex. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.